UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2014

Zayo Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-197215	26-1398293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Registration Rights Agreement

On October 22, 2014, Zayo Group Holdings, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement’) with certain of its stockholders, as well as certain directors and current and former employees of the Company named therein (collectively, the “Eligible Holders”).

Pursuant to the terms of the Registration Rights Agreement, and following the end of the lock-up period in connection with the Company’s initial public offering of its common stock (the “Offering”), the Eligible Holders may require the Company to use commercially reasonable efforts to file a registration statement, at its expense, to register the shares held by the Eligible Holders (a “Demand Registration”). If the Company is eligible to file a Form S-3, Eligible Holders of at least 10% of the registrable securities or certain individual holders may make unlimited Demand Registration requests. If the Company is not Form S-3 eligible, certain holders have the right to make up to one or three Demand Registration requests (depending on the holder) for registration of their securities on Form S-1.

If the Company intends to register securities (other than for registrations demanded under the Registration Rights Agreement and registrations in connection with employee benefit plans, mergers, acquisitions or similar transactions), the Company must give notice to the Eligible Holders at least 30 days prior to such registration. Upon receipt of such notice, each Eligible Holder has 20 days to request that the Company use commercially reasonable efforts to register a portion of such holder’s registrable securities in connection with the Company’s intended registration.

Stockholders Agreement

Also on October 22, 2014, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain of its stockholders and directors named therein (the “Participants”). The Stockholders Agreement contains agreements with respect to restrictions on the sale or transfer of shares that prevent any Participant from transferring its shares until the one year anniversary of the completion of the Offering, except in certain circumstances, such as a transfer to a Participant’s affiliate, in an underwritten, registered offering pursuant to rights under the Registration Rights Agreement, or for bona fide hedging purposes. The Stockholders Agreement further provides that approximately 21.1 million of the shares held by parties to the agreement will be released from the restrictions thereunder in certain circumstances.

The Stockholders Agreement also grants certain funds affiliated with Charlesbank Capital Partners LLC (“Charlesbank”) and certain funds affiliated with GTCR LLC (“GTCR”) the right to nominate one independent director for consideration by the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) of the Company when the current terms of their respective designees, Philip Canfield and Michael Choe, expire. If the Nominating and Governance Committee determines in good faith that a designee is not independent under the rules of the New York Stock Exchange or not qualified to serve as a director under the Delaware General Corporation Law, then it may reject the designee, and GTCR or Charlesbank, as applicable, shall have the right to nominate an alternative individual for consideration, such process to continue until a qualified candidate is designated. Each of GTCR and Charlesbank retains these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Offering.

The foregoing descriptions of the Registration Rights Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to each of the Registration Rights Agreement and the Stockholders Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, Gillis Cashman voluntarily resigned from the Company’s Board of Directors, effective immediately. Mr. Cashman’s resignation was mutually agreed to by the Company in connection with the Offering, and the Company’s Registration Statement on Form S-1 relating to the Offering disclosed that Mr. Cashman’s resignation in connection with the Offering was anticipated. There were no disagreements between Mr. Cashman and the Company or any officer or director of the Company that led to Mr. Cashman’s resignation. Mr. Cashman served on the Board of Directors since May 2007. In connection with the resignation, Mr. Cashman also resigned from his role as a member of the Audit Committee of the Board of Directors.

Item 7.01.	Regulation FD Disclosure

On October 22, 2014, the Company issued a press release announcing the completion of the Offering of 24,079,002 shares of its common stock, consisting of 16,008,679 shares sold by the Company and 8,070,323 shares sold by the selling stockholders (including shares sold by the selling stockholders pursuant to the exercise in full of the underwriters’ option to purchase additional shares), at a price to the public of $19.00 per share. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 22, 2014, among Zayo Group Holdings, Inc. and those Persons listed on Schedule A thereto.

10.2	Stockholders Agreement, dated as of October 22, 2014, between Zayo Group Holdings, Inc., on the one hand, and each Sponsor listed on the signature pages thereto and each stockholder listed on the signature pages thereto, on the other hand, and any other Person that may become a party to such Agreement after the date and pursuant to the terms thereof.

99.1	Press release dated October 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP HOLDINGS, INC.

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer

DATED: October 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of October 22, 2014, among Zayo Group Holdings, Inc. and those Persons listed on Schedule A thereto.

10.2	Stockholders Agreement, dated as of October 22, 2014, between Zayo Group Holdings, Inc., on the one hand, and each Sponsor listed on the signature pages thereto and each stockholder listed on the signature pages thereto, on the other hand, and any other Person that may become a party to such Agreement after the date and pursuant to the terms thereof.

99.1	Press release dated October 22, 2014.